UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2020

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA 95032

(Address of principal executive offices)

(Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock Par value $0.001 per share	NFLX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of September 2, 2020, the Board of Directors of Netflix, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended Bylaws”) to, among other things, make changes throughout the Bylaws describing the rights, powers, duties and responsibilities of the Co-Chief Executive Officers, President and Chief Operating Officer; facilitate virtual stockholder meetings along with electronic signatures and notices; incorporate additional requirements, or make clarifications, to the advance notice and other procedural requirements related to stockholder nominations for election of directors or proposals of business at the Company’s stockholder meetings; eliminate that there is no stockholder action by written consent since this is already provided for in the Company’s Restated Certificate of Incorporation; make certain other changes in line with current market practices; eliminate certain provisions that are no longer applicable to the Company; and make other ministerial, clarifying, and conforming changes.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.1. In addition, a marked copy of the Amended Bylaws showing all changes made to the Company’s prior bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

3.1	Amended and Restated Bylaws

3.2	Marked Amended and Restated Bylaws

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

/s/ David Hyman
By:	David Hyman
Title:	General Counsel

Date: September 4, 2020